EXHIBIT 99.1

News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Reports Second Quarter 2018 Results; Strong Earnings Growth; Executing on Digital Interactions Strategy and Meaningful Progress on Portfolio Actions
Key Quarterly Highlights

•	Revenue of $1,387 million

•	GAAP diluted EPS from continuing operations of $0.04, up $0.07; adjusted diluted EPS from continuing operations of $0.29, up $0.13

•	Net Income from continuing operations of $11 million; Adjusted net income of $64 million

•	Adjusted EBITDA of $166 million

•	Cash flow from operations of $98 million and adjusted free cash flow of $60 million

•	Renewal rate of 99.0% and $1,575 million of renewal TCV; $1,947 million of TCV signings

•	Signed $1 billion TCV contract renewal and expansion with Fortune 50 Company

•	Continued progress on divestiture plan resulting in meaningful strengthening of balance sheet

•	Launched Tender Offer for 10.5% Senior Notes (~$476 million tendered; closed on July 27, 2018)

FLORHAM PARK, NJ, August 8, 2018 - Conduent (NYSE: CNDT), the world's largest provider of diversified business services, today announced its second quarter 2018 financial results.

"We delivered another strong quarter with continued growth in operating margin and adjusted EBITDA, while investing in our digital interactions and platform-based offerings.  We expanded our new business pipeline and have achieved a consistent revenue baseline that was flat year-over-year excluding strategic actions for the second quarter in a row. Our core remains on track to realize organic top-line growth by year-end,” said Ashok Vemuri, CEO of Conduent. “We completed the sale of our Commercial Vehicle Operations business and continue to make progress in streamlining our portfolio and strengthening our balance sheet. All of these actions position us well to achieve our financial and strategic long-term goals."

EXHIBIT 99.1

Second Quarter 2018 Results

Second quarter 2018 revenues were $1,387 million, down 7.3% compared to Q2 2017. Adjusting for the impact of the 606 accounting standard and excluding divestitures completed in Q3 2017, revenues were down 3.3% compared with Q2 2017.

Pre-tax income was $54 million compared to $(11) million in Q2 2017. GAAP operating margin as reported was 3.9% compared to (0.7)% in Q2 2017. The company reported Q2 2018 GAAP net income of $11 million compared with $(4) million in Q2 2017. Diluted EPS from continuing operations was $0.04 versus ($0.03) in the same period last year, driven primarily by gains on divestitures and lower restructuring costs.

Second quarter adjusted operating income was $109 million, with an adjusted operating margin of 7.9% as compared to adjusted operating income of $88 million, with an adjusted operating margin of 5.9% in Q2 2017. Adjusted EBITDA improved 5.7% to $166 million, with an adjusted EBITDA margin of 12.0%, as compared to $157 million, with an adjusted EBITDA margin of 10.5% in Q2 2017. Adjusting for the impact of the 606 accounting standard and excluding divestitures completed in Q3 2017, Adjusted EBITDA improved 8.5% compared with Q2 2017. The company reported adjusted diluted EPS from continuing operations of $0.29 compared to $0.16 in Q2 2017.

Conduent generated $98 million in cash flow from operations during the second quarter 2018 and ended the quarter with a cash balance of $993 million. Total debt was $2,044 million as of June 30, 2018.

Excluding funds that are associated with the termination of the deferred compensation plan that are expected to be disbursed to participants in 2018, Conduent ended the quarter with an adjusted cash balance of $903 million.

The Company repriced its Term Loans and Revolving Credit Facility during the quarter.
In addition, on June 24, 2018, the Company announced a tender offer for its 10.5% Senior Notes due 2024. On July 27, 2018, the Company closed the tender offer for ~$476 million or 93.3% of the Senior Notes.

Headcount of approximately 84,000 as of June 30, 2018 compared with approximately 90,000 as of December 31, 2017.

EXHIBIT 99.1

Total contract value (TCV) signings of $1,947 million for the quarter were up 56.5% compared with Q2 2017, impacted by greater renewal signings primarily with technology, government and transportation clients.

Financial and Strategic Outlook

Conduent reaffirmed the following guidance ranges for FY 2018:

	FY 2018E

Revenue (constant currency)(1)	$5.41	—	$5.61B	Guidance remains unchanged since Analyst Day

Adj. EBITDA(2)	$662	—	$688M
Adj. EBITDA Margin(2)	11.8	—	12.7%

Adj. Free Cash Flow(2)	$166	—	$241M
% of Adj. EBITDA	25	—	35%
___________

Note: Please refer to the "Non-GAAP Outlook" in the Non-GAAP section below for certain Non-GAAP information concerning outlook.
(1) Year-over-year revenue comparison at constant currency
(2) Refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA/margin and adjusted FCF and for impact from ASC 606 accounting change and divestitures

"For the sixth consecutive quarter, our financial performance improved year-on-year as we continued to achieve Adjusted EBITDA growth and margin expansion. We repriced our Term Loans and tendered for our high-cost debt, which will lead to a meaningful reduction in interest expense," said Brian Webb-Walsh, CFO of Conduent. "We continued to invest in the business with capex of 3.7% of revenue in the quarter, while our balance sheet and cash generation remain strong and provides us with the flexibility to take advantage of market opportunities."

EXHIBIT 99.1

Conference Call
Management will present the results during a conference call and webcast on August 8, 2018 at 10 a.m. ET.

The call will be available by live audio webcast with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 877-883-0383 (international dial-in 412-902-6506) at approximately 9:45 a.m. ET. The entry number for this call is 6126916.

A recording of the conference call will be available by calling 877-344-7529, or 412-317-0088 one hour after the conference call concludes on August 8, 2018. The replay ID is 10122677.

For international calls, please select a dial-in number from:
https://services.choruscall.com/ccforms/replay.html

About Conduent
Conduent creates digital platforms and services for businesses and governments to manage millions of interactions every day for those they serve. We are leveraging the power of cloud, mobile and IoT, combined with technologies such as automation, cognitive and blockchain to elevate every constituent interaction, driving modern digital experiences that are more efficient, helpful and satisfying.

Conduent’s differentiated offerings touch millions of lives every day, including two-thirds of all insured patients in the U.S. and nearly nine million people who travel through toll systems daily. Whether it’s digital payments, claims processing, benefit administration, automated tolling, customer care or distributed learning - Conduent serves a majority of the Fortune 100 companies and more than 500 government entities. Learn more at www.conduent.com.

EXHIBIT 99.1

Non-GAAP Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods' results against the corresponding prior periods' results. These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported GAAP measures.

EXHIBIT 99.1

Forward-Looking Statements

This Report and any exhibits to this Report may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include, but are not limited to: termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2017 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

EXHIBIT 99.1

# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com
Monk Inyang, Conduent, +1-973-261-7182, monk.inyang@conduent.com

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2018	2017	2018	2017
Revenue	$1,387	$1,496	$2,807	$3,049
Cost of Services	1,125	1,253	2,293	2,547
Gross Margin	262	243	514	502

Operating Costs and Expenses
Research and development	3	3	5	7
Selling, general and administrative	149	153	294	322
Restructuring and related costs	17	36	37	54
Amortization of acquired intangible assets	60	61	121	122
Interest expense	37	34	70	70
Separation costs	—	1	—	6
(Gain) loss on divestitures and transaction costs	(60)	(25)	(45)	(25)
Litigation costs (recoveries), net	4	(9)	35	(20)
Other (income) expenses, net	(2)	—	(3)	(1)
Total Operating Costs and Expenses	208	254	514	535

Income (Loss) Before Income Taxes	54	(11)	—	(33)
Income tax expense (benefit)	43	(7)	39	(19)
Income (Loss) From Continuing Operations	11	(4)	(39)	(14)

Income (loss) from discontinued operations, net of tax	—	—	—	4
Net Income (Loss)	$11	$(4)	$(39)	$(10)

Basic Earnings (Loss) per Share:
Continuing operations	$0.05	$(0.03)	$(0.21)	$(0.09)
Discontinued operations	—	—	—	0.02
Total Basic Earnings (Loss) per Share	$0.05	$(0.03)	$(0.21)	$(0.07)

Diluted Earnings (Loss) per Share:
Continuing operations	$0.04	$(0.03)	$(0.21)	$(0.09)
Discontinued operations	—	—	—	0.02
Total Diluted Earnings (Loss) per Share	$0.04	$(0.03)	$(0.21)	$(0.07)

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2018	2017	2018	2017
Net Income (Loss)	$11	$(4)	$(39)	$(10)
Other Comprehensive Income (Loss), Net
Currency translation adjustments, net	(32)	14	(23)	26
Reclassification of currency translation adjustments on divestitures	—	—	5	—
Unrecognized gains (loss), net	(2)	—	(3)	2
Changes in benefit plans, net	3	(1)	3	—
Other Comprehensive Income (Loss), Net	(31)	13	(18)	28

Comprehensive Income (Loss), Net	$(20)	$9	$(57)	$18

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	June 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$993	$658
Accounts receivable, net	930	1,114
Assets held for sale	316	757
Contract assets	193	—
Other current assets	229	181
Total current assets	2,661	2,710
Land, buildings and equipment, net	276	257
Intangible assets, net	771	891
Goodwill	3,424	3,366
Other long-term assets	304	324
Total Assets	$7,436	$7,548
Liabilities and Equity
Short-term debt and current portion of long-term debt	$43	$82
Accounts payable	158	138
Accrued compensation and benefits costs	297	335
Unearned income	129	151
Liabilities held for sale	119	169
Other current liabilities	567	493
Total current liabilities	1,313	1,368
Long-term debt	2,001	1,979
Deferred taxes	346	384
Other long-term liabilities	135	146
Total Liabilities	3,795	3,877

Contingencies
Series A convertible preferred stock	142	142

Common stock	2	2
Additional paid-in capital	3,865	3,850
Retained earnings (deficit)	144	171
Accumulated other comprehensive loss	(512)	(494)
Total Equity	3,499	3,529
Total Liabilities and Equity	$7,436	$7,548

Shares of common stock issued and outstanding	210,528	210,440
Shares of series A convertible preferred stock issued and outstanding	120	120

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2018	2017	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$11	$(4)	$(39)	$(10)
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	117	130	234	255
Deferred income taxes	(39)	(25)	(47)	(31)
(Gain) loss from investments	—	(4)	(1)	(7)
Amortization of debt financing costs	6	2	8	4
(Gain) loss on divestitures and transaction costs	(60)	(25)	(45)	(32)
Stock-based compensation	12	12	19	18
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	89	40	14	(70)
(Increase) decrease in other current and long-term assets	(46)	(13)	(95)	(47)
Increase (decrease) in accounts payable and accrued compensation	15	(36)	(25)	(85)
Increase (decrease) in restructuring liabilities	(3)	21	4	24
Increase (decrease) in other current and long-term liabilities	(54)	(37)	(11)	(54)
Net change in income tax assets and liabilities	53	7	48	(2)
Other operating, net	(3)	(1)	(4)	(3)
Net cash provided by (used in) operating activities	98	67	60	(40)
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(43)	(20)	(76)	(37)
Proceeds from sale of land, buildings and equipment	12	33	12	33
Cost of additions to internal use software	(8)	(7)	(14)	(15)
Proceeds (payments) from sale (purchase) of businesses	400	—	400	—
Net cash provided by (used in) investing activities	361	6	322	(19)
Cash Flows from Financing Activities:
Proceeds on long-term debt	—	—	—	306
Debt issuance fee payments	(3)	(8)	(3)	(9)
Payments on debt	(8)	(9)	(29)	(153)
Net (payments to) transfer from former parent company	—	—	—	(161)
Issuance of common stock related to employee stock plans	1	—	(3)	(2)
Dividends paid on preferred stock	(3)	(3)	(5)	(5)
Other financing	—	1	—	(1)
Net cash provided by (used in) financing activities	(13)	(19)	(40)	(25)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6)	—	(6)	2
Increase (decrease) in cash, cash equivalents and restricted cash	440	54	336	(82)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period(1)	563	280	667	416
Cash, Cash Equivalents and Restricted Cash at End of period(1)	$1,003	$334	$1,003	$334
 ___________

(1)
Includes approximately $10 million and $25 million of restricted cash as of June 30, 2018 and 2017, respectively, that were included in Other current assets on the Condensed Consolidated Balance Sheets.

EXHIBIT 99.1

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods . Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures.

A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method including an adjustment for estimated Base Erosion and Anti-Abuse Tax (BEAT). The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate

We make adjustments to Income (Loss) before Income Taxes for the following items for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate:

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.

•
Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.

•
Separation costs. Separation costs are expenses incurred in connection with separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies.

•	(Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs.

•	Litigation costs (recoveries), net. Litigation costs (recoveries), net represents reserves for certain terminated contracts that are subject to litigation.

•	Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net and all other (income) expenses, net.

•	NY MMIS. Costs associated with the Company not fully completing the State of New York Health Enterprise Platform project.

•	HE charge. Costs associated with not fully completing the Health Enterprise Medical platform projects in California and Montana.

EXHIBIT 99.1

The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue and Operating Income and Adjusted Operating Margin

We make adjustments to Revenue, Costs and Expenses and Operating Margin for the following items, for the purpose of calculating, Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin:

•	Restructuring and related costs.

•	Amortization of acquired intangible assets.

•	Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.

•	Separation costs.

•	(Gain) loss on divestitures and transaction costs.

•	Litigation costs (recoveries), net.

•	Other (income) expenses, net.

•	NY MMIS.

•	HE charge.

•	ASC 606 adjustment.

•	(Revenue) / (Income) loss from divestitures.

We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization adjusted for the following items. Adjusted EBITDA margin is Adjusted EBITDA divided by adjusted revenue.

•	Restructuring and related costs.

•	Separation costs.

•	(Gain) loss on divestitures and transaction costs.

•	Litigation costs (recoveries), net.

•	Other (income) expenses, net.

•	NY MMIS.

•	HE charge.

•	ASC 606 adjustment.

•	(Revenue) / (Income) loss from divestitures.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA margin in the same manner.

EXHIBIT 99.1

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures, vendor financed capital lease additions and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine, after principal payments on debt, amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments and transaction costs.

Adjusted Cash

Adjusted cash is defined as the cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants. We believe this provides added insight into cash and cash equivalents taking into account this particular cash obligation.

Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is the difference between actual growth rates and constant currency growth rates and is calculated by translating current period activity in local currency using the comparable prior period's currency translation rate.

Non-GAAP Outlook

In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided and outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues.

EXHIBIT 99.1

Net Income (Loss) and EPS Reconciliation:

	Three Months Ended
	June 30, 2018		June 30, 2017
(in millions, except earnings per share)	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
GAAP as Reported From Continuing Operations	$11	$0.04	$(4)	$(0.03)
Adjustments:
Restructuring and related costs	17		36
Amortization of acquired intangible assets	60		61
Separation costs	—		1
(Gain) loss on divestitures and transaction costs	(60)		(25)
Litigation costs (recoveries), net	4		(9)
Other (income) expenses, net	(2)		—
NY MMIS	(1)		1
Less: Income tax adjustments(1)	35		(25)
Adjusted Net Income (Loss) and EPS	$64	$0.29	$36	$0.16
(GAAP shares)
Weighted average common shares outstanding		205		204
Restricted stock and performance units / shares		3		—
Adjusted Weighted Average Shares Outstanding(2)		208		204
(Non-GAAP shares)
Weighted average common shares outstanding		205		204
Restricted stock and performance shares		3		3
Adjusted Weighted Average Shares Outstanding(2)		208		207
 ___________

(1)	Reflects the income tax (expense) benefit of the adjustments. Refer to Effective Tax Rate reconciliation below for details.

(2)
Average shares for the 2018 and 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2.4 million for both of the three months ended June 30, 2018 and 2017 and $5 million for both of the six months ended June 30, 2018 and 2017, respectively.

Effective Tax Rate Reconciliation:

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
(in millions)	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate
GAAP as Reported From Continuing Operations	$54	$43	79.6%	$(11)	$(7)	63.6%
Non-GAAP adjustments(1)	18	(35)		65	25
Adjusted(2)	$72	$8	11.1%	$54	$18	33.3%
__________

(1)	Refer to Net Income (Loss) reconciliation for details of non-GAAP adjustments.

(2)
The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results with an adjustment for the accounting of BEAT and without regard to the sale of the CVO business, charges for amortization of intangible assets, restructuring and divestiture related costs.

EXHIBIT 99.1

Revenue and Operating Income / Margin Reconciliation:

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$54	$1,387	3.9%	$(11)	$1,496	(0.7)%
Adjustments:
Restructuring and related costs	17			36
Amortization of acquired intangible assets	60			61
Interest expense	37			34
Separation costs	—			1
(Gain) loss on divestitures and transaction costs	(60)			(25)
Litigation costs (recoveries), net	4			(9)
Other (income) expenses, net	(2)			—
NY MMIS	(1)			1
HE charge	—			—
Adjusted Operating Income/Margin	$109	$1,387	7.9%	$88	$1,496	5.9%

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
	Adjusted for 606 and Divestitures
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$54	$1,387	3.9%	$(11)	$1,496	(0.7)%
Adjustments:
Restructuring and related costs	17			36
Amortization of acquired intangible assets	60			61
Interest expense	37			34
Separation costs	—			1
(Gain) loss on divestitures and transaction costs	(60)			(25)
Litigation costs (recoveries), net	4			(9)
Other (income) expenses, net	(2)			—
NY MMIS	(1)			1
HE charge	—			—
ASC 606 adjustment	—	—		(3)	(40)
Less (income) loss from divestitures	—	—		(2)	(22)
Adjusted Operating Income/Margin	$109	$1,387	7.9%	$83	$1,434	5.8%
 ___________

(1)	Pre-Tax Income (Loss) and revenue from continuing operations.

EXHIBIT 99.1

Adjusted EBITDA / Margin Reconciliation:

	Three Months Ended June 30,
(in millions)	2018	2017
GAAP Revenue As Reported	$1,387	$1,496
Reconciliation to Adjusted EBITDA
GAAP Net Income (Loss) from Continuing Operations	11	(4)
Interest expense	37	34
Income tax expense (benefit)	43	(7)
Segment depreciation and amortization	57	69
Amortization of acquired intangible assets	60	61
EBITDA	208	153
EBITDA Margin	15.0%	10.2%
EBITDA	$208	$153
Adjustments:
Restructuring and related costs	17	36
Separation costs	—	1
(Gain) loss on divestitures and transaction costs	(60)	(25)
Litigation costs (recoveries), net	4	(9)
Other (income) expenses, net	(2)	—
NY MMIS	(1)	1
HE charge	—	—
Adjusted EBITDA	$166	$157
Adjusted EBITDA Margin	12.0%	10.5%

	Three Months Ended June 30,
(in millions)	2018	2017
	Adjusted for 606 and Divestitures
GAAP Revenue As Reported	$1,387	$1,496
ASC 606 adjustment	—	(40)
Less revenue from divestitures	$—	$(22)
Adjusted Revenue From Continuing Operations	$1,387	$1,434
Reconciliation to Adjusted EBITDA
GAAP Net Income (Loss) from Continuing Operations	11	(4)
Interest expense	37	34
Income tax expense (benefit)	43	(7)
Segment depreciation and amortization	57	69
Amortization of acquired intangible assets	60	61
ASC 606 adjustment	—	(3)
Less pre-tax (income) loss from divestitures	—	(1)
EBITDA	208	149
EBITDA Margin	15.0%	10.4%
EBITDA	$208	$149
Adjustments:
Restructuring and related costs	17	36
Separation costs	—	1
(Gain) loss on divestitures and transaction costs	(60)	(25)
Litigation costs (recoveries), net	4	(9)
Other (income) expenses, net	(2)	—
NY MMIS	(1)	1
HE charge	—	—
Adjusted EBITDA	$166	$153
Adjusted EBITDA Margin	12.0%	10.7%

EXHIBIT 99.1

Free Cash Flow Reconciliation:

	Three Months Ended June 30,
(in millions)	2018	2017
Operating Cash Flow	$98	$67
Cost of additions to land, buildings and equipment	(43)	(20)
Proceeds from sales of land, buildings and equipment	12	33
Cost of additions to internal use software	(8)	(7)
Tax payment related to divestitures	10	—
Vendor financed capital leases	(14)	(4)
Free Cash Flow	$55	$69
Free Cash Flow	$55	$69
Transaction costs	3	—
Deferred compensation payments and adjustments	2	3
Adjusted Free Cash Flow	$60	$72

Cash / Adjusted Cash Reconciliation:

(in millions)	As of June 30, 2018	As of December 31, 2017
Cash and cash equivalents	$993	$658
Deferred compensation payments and adjustments	9	17
Deferred compensation payable	(99)	(116)
Adjusted cash and cash equivalents	$903	$559